                                                                  EXHIBIT 10.0


                               First Amendment To

                                CREDIT AGREEMENT

                                   dated as of

                                February 23, 1999

                                     between

                             Broughton Foods Company

                                       and

                               National City Bank

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment") to Credit Agreement is entered into as of the 23rd day of February, 1999, by and between Broughton Foods Company (the "Company"), and National City Bank (the "Bank").

                                    RECITALS:

         A. As of March 30, 1998, the Company and the Bank executed a certain Credit Agreement (the "Credit Agreement"), setting forth the terms of certain extensions of credit to the Company; and

         B. As of March 30, 1998, the Company executed and delivered to the Bank, inter alia, a certain Revolving Note in the original principal sum of Fifteen Million Dollars ($15,000,000.00) and a certain Revolving Note in the original principal sum of Five Million Dollars ($5,000,000.00) (hereinafter collectively, the "Notes"); and

         C. In connection with the Credit Agreement and the Notes, the Company executed and delivered to the Bank certain other loan documents, instruments and agreements in connection with the indebtedness referred to in the Credit Agreement (all of the foregoing, together with the Notes and the Credit Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

         D. The Company has requested that the Bank amend and modify certain terms and covenants in the Credit Agreement, and the Bank is willing to do so upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. Section 7, "SECURITY," of the Credit Agreement is hereby amended to recite in its entirety as follows:

                  The Loan shall be secured by the unconditional guaranty of London's Farm Dairy, Inc., a Subsidiary of the Company, and by the guaranty of all future Subsidiaries of the Company, in the form of Exhibit H hereto or such other form as shall be acceptable to the Bank. Upon request of the Bank, the Loan further shall be secured by the guaranty of Somerset Computer Services, Inc. in the form of Exhibit H hereto or such other form as shall be acceptable to the Bank. As used in this Agreement, "Subsidiary" or "subsidiary" means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more such Subsidiaries thereof or (ii) any other entity in which the Company, one or more Subsidiaries of the Company or the Company and one or more such Subsidiaries, directly or indirectly, has at least a majority ownership or power to direct the policies, management and affairs thereof.

         3. Section 10.12, "Tangible Net Worth," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         10.12    Tangible Net Worth.

                  The Company shall maintain a Tangible Net Worth of not less than $21,000,000.00, plus, for each fiscal year end beginning with the 1998 fiscal year, 50% of the Company's positive Net Income for such year and 50% of the net proceeds from any sale of equities by the Company during such year. "Tangible Net Worth" shall mean the Company's equity, minus the sum of all the following: (i) the excess of cost over the value of net assets of purchased businesses, rights, and other similar intangibles, less other liabilities and commitments, including unfavorable leases, contracts and commitments and plant closing expense incident to the acquisition, at present values of amounts to be paid determined at appropriate current interest rates, (ii) organizational expenses, (iii) goodwill, (iv) deferred charges or deferred financing costs, (v) loans or advances to and/or accounts or notes receivable from affiliates, (vi) non-compete agreements, (vii) all other intangible assets, and (viii) all other assets not directly related to the operation of the business of the Company. "Net Income" for any period shall mean the net income (or deficit) of the Company for such period that, in accordance with generally accepted accounting principles, would be included as net income on the statements of income of the Company for such period (but excluding any extraordinary gains or losses attributed to such period). Tangible Net Worth and Net Income shall be determined for the Company and its Subsidiaries on a consolidated basis.

         4. Section 10.13, "Ratio of Funded Debt to EBITDA," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         10.13    Ratio of Funded Debt to EBITDA.

                  The Company shall maintain at all times a ratio of Funded Debt to EBITDA of not more than 3.50 to 1.00. The ratio of Funded Debt to EBITDA shall be determined as of the last day of the most recently completed fiscal quarter. "Funded Debt" shall be defined and determined in accordance with generally accepted accounting principles and calculated as of the end of the most recently completed fiscal quarter. "EBITDA" shall mean, for the period consisting of the four most recently completed fiscal quarters, (a) the sum of the amounts for such period, for the Company and for any companies acquired in their entirety by the Company during such period (each an "Acquired Company"), of (i) net income, (ii) interest expense, (iii) charges for federal, state, local and foreign income taxes, (iv) depreciation, amortization expense and non-cash charges that were deducted in determining net income, (v) extraordinary losses (and any unusual losses arising outside the ordinary course of business not included in extraordinary losses determined in accordance with generally accepted accounting principles) and (vi) other non-operating expenses that have been deducted in the determination of net income, minus (b) the sum of the amounts for such period of (i) extraordinary gains (and any unusual gains arising outside the ordinary course of business not included in extraordinary gains determined in accordance with generally accepted accounting principles), (ii) other non-operating income not already excluded from the determination of net income and (iii) to the extent not deducted from total interest expense, any net payments received during such period under interest rate contracts and any interest income received in respect of cash investments. Funded Debt and EBITDA shall be determined for the Company and its Subsidiaries on a consolidated basis.

         5. Section 10.14, "Cash Flow Coverage Ratio," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         10.14    Cash Flow Coverage Ratio.

                  The Company shall maintain at each fiscal quarter end a ratio of EBITDA (as defined in Section 10.13), minus unfunded capital expenditures, minus dividends, plus net proceeds from the sale of equities, to Debt Service of not less than 2.00 to 1.00. The ratio shall be determined as of the last day of each fiscal quarter for the four fiscal quarter period ending on such date. "Debt Service" shall mean with respect to any period of four fiscal quarters, the sum of (a) all amounts paid, without duplication, as interest on the indebtedness of the Company and each Acquired Company for such period, as determined in accordance with generally accepted accounting principles, less interest paid other than in cash, plus (b) scheduled principal payments on term obligations and capital leases of the Company and each Acquired Company for such period. EBITDA and Debt Service shall be determined for the Company and its Subsidiaries on a consolidated basis.

         6. Section 10.15, "Ratio of EBIT to Interest Expense," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         10.15    Ratio of EBIT to Interest Expense.

                  The Company shall achieve as of the end of each fiscal year during the term of this Agreement a ratio of EBIT to interest expense of not less than 2.50 to 1.00.

                  "EBIT" shall mean for the Company and each Acquired Company
         (a) the Net Income (or deficit) for such period, plus (b) the aggregate amounts deducted in determining such net income in respect of (i) all amounts paid (without duplication) as interest on all indebtedness and obligations of the Company and each Acquired Company for such period, all as determined in accordance with generally accepted accounting principles, and (ii) income taxes for such period, as determined in accordance with generally accepted accounting principles. "Net Income" for any period shall mean the net income (or deficit) of the Company or any Acquired Company for such period that, in accordance with generally accepted accounting principles, would be included as net income on the statements of income of the Company or such Acquired Company for such period (but excluding any extraordinary gains or losses attributed to such period). EBIT, interest expense and Net Income shall be determined for the Company and its Subsidiaries on a consolidated basis.

         7. Subparagraphs (a) and (c) of Section 11, "INFORMATION AS TO COMPANY," of the Credit Agreement are hereby amended to replace the phrase "financial statement" in each subparagraph with the phrase "consolidated financial statement." The remainder of Section 11 shall remain as originally written.

         8. Conditions of Effectiveness. This Amendment shall become effective as of February 23, 1999, upon satisfaction of all the following conditions precedent:

                  (a) The Bank shall have received two (2) duly executed original counterparts of this Amendment, a duly executed guaranty of London's Farm Dairy, Inc. and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Bank, each of which shall be in form and substance satisfactory to the Bank and its counsel; and

                  (b) The representations contained in paragraph 9 below shall be true and accurate.

         9. Representations. The Company represents and warrants that after giving effect to this Amendment:

                  (a) Each and every one of the representations and warranties made by or on behalf of the Company in the Credit Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; and

                  (b) The Company has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Credit Agreement and Loan Documents; and

                  (c) No event has occurred or is continuing, and no condition exists which would constitute an Event of Default.



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         10.      Amendment to Credit Agreement.

                  (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "Credit Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as modified herein, all the representations, warranties, terms, covenants and conditions of the Credit Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Bank's rights under or of any other term or provisions of the Credit Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Company which would require the consent of the Bank, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. The Company ratifies and confirms each term, provision, condition and covenant set forth in the Credit Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

         11. Authority. The Company hereby represents and warrants to the Bank that:

                  (a) The Company has legal power and authority to execute and deliver the within Amendment; and

                  (b) The officer executing the within Amendment on behalf of the Company has been duly authorized to execute and deliver the same and bind the Company with respect to the provisions provided for herein; and

                  (c) The execution and delivery hereof by the Company and the performance and observance by the Company of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of the Company or any law applicable to the Company or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Company; and

                  (d) This Amendment constitutes a valid and legally binding obligation upon the Company in every respect.

         12. Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

         13. Costs and Expenses. The Company agrees to pay on demand in accordance with the terms of the Credit Agreement all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and all other loan documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Bank's counsel with respect thereto.

         14. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.
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         IN WITNESS WHEREOF, the Company and the Bank have hereunto set their hands as of the date first set forth above.

                                    THE COMPANY:

                                    BROUGHTON FOODS COMPANY

                                    By:
                                       ----------------------------------------

                                    Its:
                                        ---------------------------------------

                                    THE BANK:

                                    NATIONAL CITY BANK

                                    By:
                                       ----------------------------------------

                                    Its:
                                        ---------------------------------------

                                    EXHIBIT H

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
GUARANTOR:     London's Farm Dairy, Inc.       DEBTOR:     Broughton Foods Company
               2136 Pine Grove Avenue                      210 North Seventh Street
               Port Huron, Michigan 48060                  Marietta, Ohio 45750

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

CONTINUING GUARANTY
UNLIMITED

For the purpose of inducing National City Bank (hereinafter referred to as "Bank") to lend money or advance credit to, or renew, extend or forbear from demanding immediate payment of the Obligations of Broughton Foods Company (hereinafter referred to as "Debtor"), the undersigned (hereinafter referred to as "Guarantors" whether one or more), jointly and severally if more than one (which joint and several liability shall exist regardless of whether additional Guarantors have evidenced or may in the future evidence their undertaking by executing this Guaranty, by co-signing one or more promissory notes or other instruments of indebtedness, by executing one or more separate agreements of guaranty of any or all of the Obligations referred to herein or otherwise), hereby unconditionally guarantee the prompt and full payment to Bank when due, whether by acceleration or otherwise, of all Obligations of any kind for which Debtor is now or may hereafter become liable to Bank in any manner.

The word "Obligations" is used in its most comprehensive sense and includes, without limitation, all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees and the like) of Debtor to Bank, either created by Debtor alone or together with another or others, primary or secondary, secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, draft, application for letter of credit, agreements of guaranty or otherwise, and any and all renewals of, extensions of or substitutes therefor. The word "Obligations" shall include, BUT NOT BE LIMITED TO, all indebtedness owed by Debtor to Bank by reason of credit extended or to be extended to Debtor in the principal amount of $20,000,000.00, pursuant to one or more instruments of indebtedness and related loan documents.

Guarantors, and each of them, hereby promise that if one or more of the Obligations are not paid promptly when due, they, and each of them, will, upon request of Bank, pay the Obligations to Bank, irrespective of any action or lack of action on Bank's part in connection with the acquisition, perfection, possession, enforcement or disposition of any or all Obligations or any or all security therefor or otherwise, and further irrespective of any invalidity in any or all Obligations, the unenforceability thereof or the insufficiency, invalidity or unenforceability of any security therefor.

Guarantors waive notice of any and all acceptances of this Guaranty. This Guaranty is a continuing guaranty, and, in addition to covering all present Obligations of Debtor to Bank, will extend to all future Obligations of Debtor to Bank, and this whether such Obligations are reduced or entirely extinguished and thereafter increased or reincurred. This Guaranty is made and will remain in effect as to any and all Obligations of Debtor incurred or arising prior to receipt by the loan officer of Bank who is handling Debtor's Obligations of written notice of termination of this Guaranty. No such written notice or other revocation will in any way affect the duties of Guarantors to Bank with respect to either Obligations incurred by Debtor or instruments executed by Debtor prior to the receipt of such notice by such loan officer of Bank. In addition, no such written notice or other revocation will in any way affect the liabilities of Guarantors to Bank with respect to revolving Obligations of Debtor on which loans or advances are made, whether such loans or advances are made prior or subsequent to such notice. Revocation by any one or more of Guarantors will not affect the duties of the remaining Guarantor or Guarantors.

Bank's rights hereunder shall be reinstated and revived, and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Bank as a result of the bankruptcy, insolvency or reorganization of Debtor, Guarantors, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

Guarantors waive any claims or other rights which they might now have or hereafter acquire against Debtor or any other person, guarantor, maker or endorser primarily or contingently liable on the Obligations that arise from the existence or performance of Guarantors' obligations under this Guaranty or under any instrument or agreement with respect to any property constituting collateral or security herefor, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of Bank against Debtor or any collateral security therefor which Bank now has or hereafter acquires; whether such claim, remedy or right arises in equity, under contract or statute, at common law, or otherwise.

Guarantors waive presentment, demand, protest, notice of protest and notice of dishonor or other nonpayment of any and all Obligations and further waive notice of sale or other disposition of any collateral or security now held or hereafter acquired by Bank. Guarantors agree that no extension of time, whether one or more, nor any other indulgence granted by Bank to Debtor, or to Guarantors, or any of them, and no omission or delay on Bank's part in exercising any right against, or in taking any action to collect from or pursue Bank's remedies against Debtor or Guarantors, or any of them, will release, discharge or modify the duties of Guarantors. Guarantors agree that Bank may, without notice to or further consent from Guarantors, release or modify any collateral, security or other guaranties now held or hereafter acquired, or substitute other collateral, security or other guaranties, and no such action will release, discharge or modify the duties of Guarantors hereunder. Guarantors further agree that Bank will not be required to pursue or exhaust any of its rights or remedies against Debtor or Guarantors, or any of them, with respect to payment of any of the Obligations, or to pursue, exhaust or preserve any of its rights or remedies with respect to any collateral, security or other guaranties given to secure the Obligations, or to take any action of any sort, prior to demanding payment from or pursuing its remedies against Guarantors.

Guarantors agree to furnish true and complete financial statements from time to time on request of Bank and agree that failure to furnish such financial statements may constitute or be deemed to constitute a default or event of default of the Obligations. Guarantors agree that any legal suit, action or proceeding arising out of or relating to this Guaranty may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waive any objection which they may have now or hereafter to the laying of venue of any such suit, action or proceeding; and irrevocably submit to the jurisdiction of any such court in any such suit, action or proceeding.

WAIVER OF RIGHT TO TRIAL BY JURY

GUARANTORS ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN GUARANTORS AND BANK, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS GUARANTY ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, GUARANTORS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS GUARANTY OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

Guarantors hereby authorize any attorney at law to appear for them in any action on any or all Obligations guaranteed hereby at any time after such Obligations become due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio or elsewhere, to waive the issuing and service of process against, and confess judgment against Guarantors, or any of them, in favor of Bank for the amount that may be due, including interest, late charges, collection costs, attorneys' fees and the like as provided for in said Obligations, and costs of suit, and to waive and release all errors in said proceedings and judgments, and all petitions in error and rights of appeal from the judgments rendered. No such judgment or judgments against less than all of Guarantors shall be a bar to a subsequent judgment or judgments against any one or more of Guarantors against whom judgment has not been obtained hereon, this being a joint and several warrant of attorney to confess judgment. The attorney at law authorized hereby to appear for the Guarantors may be an attorney at law representing the Bank, and the Guarantors hereby expressly waive any conflict of interest that may exist by virtue of such representation.

If any Obligation of Debtor is assigned by Bank, this Guaranty will inure to the benefit of Bank's assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments, provided that no assignment will operate to relieve Guarantors, or any of them, from any duty to Bank hereunder with respect to any unassigned Obligation. In the event that any one or more of the provisions contained in this Guaranty or any application thereof shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other applications thereof shall not in any way be affected or impaired thereby. This Guaranty shall be construed in accordance with the law of the State of Ohio.

Executed and delivered at Columbus, Ohio, this 23rd day of February, 1999.

                                        Guarantor:

                                        LONDON'S FARM DAIRY, INC.

                                        By:
                                           -------------------------------

                                        Its:
                                            ------------------------------


================================================================================

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

================================================================================